Exhibit 2.3

                              TERMINATION AGREEMENT

     This Termination Agreement (this "Agreement") is entered into as of December 27, 1999 (the "Effective Date"), by and between NewGold, Inc., a Delaware corporation ("NewGold"), and Business Web, Inc., a Texas corporation doing business as "Comercis, Inc." ("Comercis"). (NewGold and Comercis are each sometimes referred to herein as a "Party" and collectively as the "Parties").

                                    RECITALS
                                    --------

     A. WHEREAS, NewGold and Comercis have entered into a Plan of Reorganization and Merger Agreement, dated as of July 23, 1999, a copy of which is attached as Exhibit A hereto (the "Merger Agreement"), pursuant to which Comercis was to be merged with and into NewGold upon the terms and conditions set forth therein (the "Merger");

     B. WHEREAS, NewGold and Comercis have entered into that certain First Amendment to Plan of Reorganization and Merger Agreement, dated as of October 30, 1999, a copy of which is attached as Exhibit B hereto (the "First Amendment"), pursuant to which certain time periods relating to the Merger were extended upon the terms and conditions set forth therein;

     C. WHEREAS, the Parties desire to terminate the Merger Agreement and the First Amendment upon the terms and conditions set forth in this Agreement;

     D. WHEREAS, the respective Boards of Directors of the Parties have approved the execution, delivery and performance of this Agreement and the termination of the Merger Agreement and the First Amendment upon the terms and conditions set forth herein; and

     E. WHEREAS, Comercis has loaned to NewGold an aggregate of $435,000 (the "Comercis Loan") and has agreed to pay on behalf of NewGold an aggregate of $98,796 in attorneys' fees and costs incurred by NewGold in connection with the Merger Agreement and the transactions contemplated thereby (the "NewGold Attorneys' Fees");

         NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT
                                    ---------

     1. Termination. The Merger Agreement and the First Amendment are each hereby terminated as of the Effective Date of this Agreement (the "Termination Date"), subject to the terms and conditions of this Agreement. The Parties hereby release each other of and shall not hereafter owe any obligations to each other under the Merger Agreement and the First Amendment except as specifically set forth herein.

     2. Waiver of Post-Termination Rights. Effective upon the Termination Date, the Parties hereby waive any rights they may have pursuant to the terms of the Merger Agreement and the First Amendment after the termination thereof, provided, however, that any obligations of confidentiality set forth in the Merger Agreement, the First Amendment or any other agreement between the Parties shall survive the Termination Date.

     3. Issuance of Warrant. As partial consideration for the execution and delivery of this Agreement, Comercis shall, contemporaneously with the execution and delivery of this Agreement, execute and deliver to NewGold a warrant (the "Warrant") to purchase an aggregate of 3,132,794 shares of Common Stock of Comercis at a purchase price of $3.00 per share. The Warrant shall, at the sole option of NewGold, be transferable in whole or in part, subject to compliance with applicable federal and state securities laws. The Warrant shall have such other terms and conditions substantially as set forth in the form of Warrant attached as Exhibit C hereto.

     4. Secured Promissory Note. As full repayment of the Comercis Loan and the payment by Comercis of the NewGold Attorneys' Fees, NewGold shall, contemporaneously with the execution and delivery of this Agreement, issue to Comercis a Promissory Note in the principal amount of $525,000 substantially in the form of Exhibit D attached hereto (the "NewGold Note").

     5. Mutual General Releases. Each Party, on its own behalf and on behalf of its successors or assigns, hereby releases and forever discharges the other Party and the other Party's officers, directors, employees, agents, attorneys, successors and assigns, from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements (except for the provisions of this Agreement and except as set forth in Section 2 hereof), damages, and any and all claims, demands and liabilities whatsoever, in law or in equity, whether now known or unknown, suspected or unsuspected, that such Party has or ever had until the Termination Date, insofar as such debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements or damages relate to or arise from the Merger Agreement and/or the First Amendment (collectively, the "Released Matters"). In connection with such waiver and relinquishment, each of the Parties acknowledges that it is aware that it or its attorneys or accountants or other agents may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of the Merger Agreement and the First Amendment or the other Parties, but that it intends fully, finally and forever to settle and release all of the Released Matters. In furtherance of this intention, the release given herein shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any additional or different claims or facts.

     6. Further Assurances. Each of the Parties agrees, without the need for additional consideration, that it will take such further actions and execute upon request any further documents as may be reasonably required to fully effectuate the terms, conditions and intent of this Agreement and to fully vest in the other Party(ies) the rights and other benefits provided to such other Party hereunder.

     7. Transfer of Obligations. This Agreement shall be binding upon the Parties and their respective heirs, legal representatives, successors and assigns.

     8. Severability. In the event that any provision of this Agreement shall be held unenforceable or invalid, such provision shall be amended and interpreted so as to best accomplish the economic objectives of the original provision. The other parts of the Agreement shall remain in full force and effect.

     9. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas.

     10. Amendments. This Agreement shall not be modified or amended in any manner except in a writing signed by both Parties.

     11. Counterparts. This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument.

     12. Entire Agreement. This Agreement constitutes and expresses the entire agreement of the Parties with respect to the subject matter hereof, and all prior or collateral discussions, proposals, negotiations and representations, are merged into and superseded by this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Parties have caused their duly authorized individuals to execute this Agreement.

NEWGOLD, INC.


By:
   -----------------------------------
Name:  A. Scott Dockter
Title:  President



BUSINESS WEB, INC.


By:
   -----------------------------------
Name:  Chris Meaux
Title:  Chief Executive Officer





















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

                                    EXHIBIT A

                                MERGER AGREEMENT

                                   [attached]

                                    EXHIBIT B

                                 FIRST AMENDMENT

                                   [attached]

                                    EXHIBIT C

                                 FORM OF WARRANT

                                   [attached]

                                    EXHIBIT D

                                  NEWGOLD NOTE

                                   [attached]